EXHIBIT 99.1

NewMarket Corporation Reports Second Quarter and First Half 2016 Results

•	NewMarket Posts First Half Net Income of $126 Million and Earnings Per Share of $10.65

•	Petroleum Additives First Half Operating Profit of $203 Million

•	Continued Investment in R&D and Capital Expenditures to Fuel Long-Term Growth

Richmond, VA, July 27, 2016 – NewMarket Corporation (NYSE:NEU) Chairman and Chief Executive Officer, Thomas E. Gottwald, released the following earnings report of the Company’s operations for the second quarter and first half of 2016.
Net income for the second quarter of 2016 was $64.4 million, or $5.43 per share, compared to net income of $58.7 million, or $4.72 per share, for the second quarter of 2015. For the first half of 2016, net income was $126.3 million, or $10.65 per share, compared to net income of $122.7 million, or $9.86 per share, for the first half of last year. Net income for all periods included the impact of valuing an interest rate swap at fair value. Excluding this item, second quarter 2016 earnings were $65.3 million, or $5.50 per share, compared to $57.8 million, or $4.65 per share, last year. On the same basis, earnings for the first half of this year were $129.6 million, or $10.92 per share, compared to $123.2 million, or $9.90 per share, last year (see Summary of Earnings table below).
Sales for the petroleum additives segment for the second quarter of 2016 were $516.1 million, down 7.4% versus the same period last year, due mainly to changes in selling prices, mix and lower shipments. Petroleum additives operating profit for the second quarter of 2016 was $102.5 million, a 9.0% increase over second quarter operating profit last year of $94.1 million. The increase was primarily due to lower raw material and conversion costs, partially offset by decreases in selling prices and shipments. Shipments between the quarterly periods were down 1.5% from the same period last year, as the decrease in lubricant additive shipments was only partially offset by an increase in fuel additives shipments. North America and Latin America were the main regions contributing to lower lubricant additives shipments, and North America and Asia Pacific were the primary drivers for the increase in fuel additives shipments.
Petroleum additives sales for the first half of the year were $1,022 million compared to sales in the first half of last year of $1,112 million, or a decrease of 8.1%. This decrease was due mainly to changes in selling prices, mix and lower shipments. Petroleum additives operating profit for the first half of the year was $202.9 million compared to $199.1 million for the first half of 2015, or an increase of 1.9%. The increase was primarily due to lower raw material and conversion costs, partially offset by decreases in selling prices and shipments. Shipments decreased 2.4% between periods, as the decrease in lubricant additives shipments was partially offset by an increase in fuel additives shipments. North America and Latin America were the main regions contributing to lower lubricant additives shipments, and North America and Asia Pacific were the primary drivers for the increase in fuel additives shipments, although those increases were partially offset by a decline in our European region.
We continued to generate solid operating cash flows in the first half of 2016. During this period, we paid dividends of $37.9 million, funded capital expenditures of $64.3 million which included the continued investment in our new manufacturing facility in Singapore, and repurchased 98,867 shares of our common stock for a total of $35.8 million, or an average cost of $362.25 per share.
Our petroleum additives segment continued its solid performance in the second quarter and first half of 2016. Our operating margins remain strong and consistent with our long-term expectations for the performance of our business. We are committed to providing our customers with products and innovative solutions to meet their ever-changing business needs, evidenced by our ongoing robust investments in research and development. In addition, we have completed construction of phase one of our new manufacturing facility in Singapore. Phase two is expected to be completed in 2018 and will more than double our investment there. We believe the fundamentals of how we run our business - a long term view, safety-first culture, customer-focused solutions, technology-driven product offerings, and world class supply chain capability - will continue to be beneficial for all our stakeholders.

	Summary of Earnings (In millions, except per-share amounts)
	Second Quarter Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net Income:
Net income	$64.4	$58.7	$126.3	$122.7
Loss (gain) on interest rate swap agreement	0.9	(0.9)	3.3	0.5
Income excluding the above special item	$65.3	$57.8	$129.6	$123.2
Diluted Earnings Per Share:
Net income	$5.43	$4.72	$10.65	$9.86
Loss (gain) on interest rate swap agreement	0.07	(0.07)	0.27	0.04
Income excluding the above special item	$5.50	$4.65	$10.92	$9.90

Sincerely,
Thomas E. Gottwald
The results for this year and last year include the impact of valuing an interest rate swap at fair value. The Company is reporting net income and related per share amounts including this item, as well as excluding it, in the Summary of Earnings table included in the earnings release. The Segment Results and Other Financial Information table included in this earnings release includes a non-GAAP financial measure, Income before Special Items and Income Tax Expense, which is reconciled to a GAAP measure. The Company has also included the non-GAAP financial measure EBITDA in this earnings release. A schedule following the financial statements included in this earnings release is provided reflecting the calculation of EBITDA, defined as income from continuing operations before the deduction of interest and financing expenses, income taxes, depreciation and amortization. EBITDA is shown on the schedule both including and excluding the interest rate swap agreement. The Company believes that even though these items are not required by or presented in accordance with United States generally accepted accounting principles (GAAP), these additional measures enhance understanding of the Company’s performance and period to period comparability. The Company believes that these items should not be considered an alternative to net income determined under GAAP.
As a reminder, a conference call and Internet webcast is scheduled for 3:00 p.m. EDT on Thursday, July 28, 2016 to review second quarter and first half 2016 financial results. You can access the conference call live by dialing 1-877-407-9210 (domestic) or 1-201-689-8049 (international) and requesting the NewMarket conference call. To avoid delays, callers should dial in five minutes early. The call will also be broadcast via the Internet and can be accessed through the Company’s website at www.NewMarket.com or www.investorcalendar.com. A teleconference replay of the call will be available until August 4, 2016 at 11:59 p.m. EDT by dialing 1-877-660-6853 (domestic) or 1-201-612-7415 (international). The conference ID number is 13640355. A webcast replay will be available for 30 days.
NewMarket Corporation, through its subsidiaries Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated additive packages to market-general additives, the NewMarket family of companies provides the world with the technology to make engines run smoother, machines last longer, and fuels burn cleaner.
Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.
Factors that could cause actual results to differ materially from expectations include, but are not limited to, the availability of raw materials and distribution systems; disruptions at manufacturing facilities, including single-sourced facilities; the ability to respond effectively to technological changes in our industry; failure to protect our intellectual property rights; failure to attract and retain a highly-qualified workforce; hazards common to chemical businesses; competition from other manufacturers; sudden or sharp raw material price increases; the gain or loss of significant customers; the occurrence or threat of extraordinary events, including natural disasters and terrorist attacks; risks related to operating outside of the United States (including the additional risks and uncertainties introduced by the recent referendum on the United Kingdom’s membership in the European

Union); the impact of fluctuations in foreign exchange rates; an information technology system failure; political, economic, and regulatory factors concerning our products; future governmental regulation; resolution of environmental liabilities or legal proceedings; and our inability to realize expected benefits from investment in our infrastructure or future acquisitions or our inability to successfully integrate future acquisitions into our business; and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 1A, “Risk Factors” of our 2015 Annual Report on Form 10-K, which is available to shareholders upon request.
You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect the Company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

FOR INVESTOR INFORMATION CONTACT:

Brian D. Paliotti
Investor Relations
Phone:	804.788.5555
Fax:	804.788.5688
Email:	investorrelations@newmarket.com

NEWMARKET CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS AND OTHER FINANCIAL INFORMATION
(In thousands, except per-share amounts, unaudited)

	Second Quarter Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Petroleum additives	$516,112	$557,363	$1,022,255	$1,112,128
All other (a)	5,695	3,346	9,479	8,147
Total	$521,807	$560,709	$1,031,734	$1,120,275
Segment operating profit:
Petroleum additives	$102,531	$94,052	$202,920	$199,077
All other (a)	1,355	216	1,591	2,315
Segment operating profit	103,886	94,268	204,511	201,392
Corporate unallocated expense	(6,136)	(5,540)	(11,406)	(12,555)
Interest and financing expenses	(3,954)	(3,582)	(8,142)	(7,398)
Other income (expense), net	(197)	368	1,436	120
Income before special item and income tax expense	93,599	85,514	186,399	181,559
Gain (loss) on an interest rate swap agreement (b)	(1,527)	1,522	(5,381)	(886)
Income before income tax expense	$92,072	$87,036	$181,018	$180,673
Net income	$64,389	$58,733	$126,320	$122,680
Earnings per share - basic and diluted	$5.43	$4.72	$10.65	$9.86

Notes to Segment Results and Other Financial Information
(a) "All other" includes the results of our tetraethyl lead (TEL) business, as well as certain contracted manufacturing and services associated with Ethyl Corporation.

(b) The gain (loss) on an interest rate swap agreement represents the change, since the beginning of the reporting period, in the fair value of an interest rate swap which we entered into on June 25, 2009. We are not using hedge accounting to record the changes to fair value of the interest rate swap and, accordingly, any change in the fair value is immediately recognized in earnings.

NEWMARKET CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per-share amounts, unaudited)

	Second Quarter Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net sales	$521,807	$560,709	$1,031,734	$1,120,275
Cost of goods sold	343,407	391,001	677,784	769,295
Gross profit	178,400	169,708	353,950	350,980
Selling, general, and administrative expenses	40,388	40,655	81,328	82,464
Research, development, and testing expenses	40,720	40,118	79,936	79,803
Operating profit	97,292	88,935	192,686	188,713
Interest and financing expenses, net	3,954	3,582	8,142	7,398
Other income (expense), net (a)	(1,266)	1,683	(3,526)	(642)
Income before income tax expense	92,072	87,036	181,018	180,673
Income tax expense	27,683	28,303	54,698	57,993
Net income	$64,389	$58,733	$126,320	$122,680
Earnings per share - basic and diluted	$5.43	$4.72	$10.65	$9.86
Cash dividends declared per share	$1.60	$1.40	$3.20	$2.80

Notes to Consolidated Statements of Income

(a)
On June 25, 2009, we entered into an interest rate swap. Other income (expense), net includes a loss on the interest rate swap of $1.5 million for the second quarter ended June 30, 2016, a gain of $1.5 million for the second quarter ended June 30, 2015, and losses of $5.4 million for the six months ended June 30, 2016 and $0.9 million for the six months ended June 30, 2015. We are not using hedge accounting to record the changes to fair value of the interest rate swap, and accordingly, any change in the fair value is immediately recognized in earnings.

NEWMARKET CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands except share amounts, unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$158,136	$93,424
Trade and other accounts receivable, less allowance for doubtful accounts ($439 - 2016; $487 - 2015)	303,899	287,967
Inventories	303,475	351,631
Prepaid expenses and other current assets	31,142	35,370
Total current assets	796,652	768,392
Property, plant, and equipment, at cost	1,192,321	1,128,989
Less accumulated depreciation and amortization	746,660	726,543
Net property, plant, and equipment	445,661	402,446
Prepaid pension cost	26,538	20,430
Deferred income taxes	40,741	44,729
Intangibles (net of amortization) and goodwill	9,242	10,907
Deferred charges and other assets	39,448	39,345
Total assets	$1,358,282	$1,286,249
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$135,639	$128,745
Accrued expenses	80,303	99,511
Dividends payable	17,449	17,594
Income taxes payable	17,596	12,773
Other current liabilities	7,024	5,057
Total current liabilities	258,011	263,680
Long-term debt	521,264	490,920
Other noncurrent liabilities	146,793	144,085
Total liabilities	926,068	898,685
Shareholders' equity:
Common stock and paid-in capital (without par value); issued and outstanding shares - 11,848,384 in 2016 and 11,948,446 in 2015	1,109	0
Accumulated other comprehensive loss	(153,838)	(144,526)
Retained earnings	584,943	532,090
Total shareholders' equity	432,214	387,564
Total liabilities and shareholders' equity	$1,358,282	$1,286,249

NEWMARKET CORPORATION AND SUBSIDIARIES
SELECTED CONSOLIDATED CASH FLOW DATA
(In thousands, unaudited)

	Six Months Ended June 30,
	2016	2015
Net income	$126,320	$122,680
Depreciation and amortization	21,082	20,566
Cash pension and postretirement contributions	(13,058)	(13,354)
Noncash pension and postretirement expense	6,111	11,626
Working capital changes	24,942	(18,365)
Capital expenditures	(64,289)	(50,047)
Net borrowings (repayments) under revolving credit facility	25,000	(2,000)
Repurchases of common stock	(35,815)	(8,000)
Dividends paid	(37,917)	(34,824)
All other	12,336	(5,113)
Increase in cash and cash equivalents	$64,712	$23,169

NEWMARKET CORPORATION AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION
(In thousands, unaudited)

	Second Quarter Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net Income	$64,389	$58,733	$126,320	$122,680
Add:
Interest and financing expenses, net	3,954	3,582	8,142	7,398
Income tax expense	27,683	28,303	54,698	57,993
Depreciation and amortization	10,129	10,109	20,539	20,023
EBITDA	106,155	100,727	209,699	208,094
Plus (less): loss (gain) on interest rate swap agreement	1,527	(1,522)	5,381	886
EBITDA, as adjusted	$107,682	$99,205	$215,080	$208,980